EXHIBIT 10.4
LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”), is executed as of December 13, 2005, by and among The Fashion House Holdings, Inc., a Colorado corporation (the “Company”), and Diaz Management, Inc., a New York corporation (the “Lender”).
     WHEREAS, the Company is conducting a private placement offering (the “Private Placement”);
     WHEREAS, in order to fund the Company’s operations until such Private Placement is completed, the Company wishes to borrow $125,000 from the Lender as a short term bridge loan; and
     WHEREAS, the Lender is willing to provide such financing on terms and conditions as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:
     “Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.
     “Loan Closing Date” shall mean the date upon which the Loan is made to the Company.
     “Interest Rate” shall mean the highest prime rate of interest per annum published in the Money Rate Table of the Western Edition of The Wall Street Journal, as adjusted on a daily basis, plus five percent (5%) per annum, compounded annually.
ARTICLE 2
THE LOAN
     2.1 Loan. According to the terms and subject to the conditions of this Agreement, the Lender shall make a single-installment loan to the Company on the Loan Closing Date in the amount of $125,000 (the “Loan”). The Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A (“Note”), duly executed on behalf of the Company and dated as of the Loan Closing Date.
     2.2 Interest. The Loan shall bear interest (“Interest”) from the date of payment by the Lender until the Maturity Date at the Interest Rate (calculated on the basis of the actual number of days elapsed over a year of 360 days). Interest is payable by the Company in a lump sum on the Maturity Date. Notwithstanding anything to the contrary, in no event shall the Interest Rate be less than 10.75% per annum, nor shall the Interest Rate be adjusted to exceed the maximum amount permitted by applicable law.
     2.3 Prepayment of the Loan. The Company may from time to time prepay all or any portion of the Loan without premium or penalty of any type. The Company shall give the Lender at least three Business Day prior written notice of its intention to prepay the Loan, specifying the date of payment and the total amount of the Loan to be paid on such date.
     2.4 Maturity Date. Unless the Loan is earlier accelerated pursuant to the terms hereof, the Loan and all accrued Interest thereon shall be due and payable in full on the earlier of (a) the date that is 60 days following the Loan Closing Date or (b) the final closing date of the Private Placement. In the event that the Private Placement is not consummated within 60 days after the Loan Closing Date, the Lender may, at the Lender’s option, extend the Maturity Date on such terms and conditions as determined by the Lender in its sole discretion.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     3.1 Due Incorporation and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of the Company.
     3.2 Due Authorization. The Company has full right, power and authority to enter into this Agreement, to make the borrowings hereunder and execute and deliver the Note as provided herein and to perform all of its duties and obligations under this Agreement and the Note. The execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company’s bylaws or certificate of incorporation. All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of this Agreement.
     3.3 Enforceability. This Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ right and to the availability of the remedy of specific performance.
     3.4 Compliance with Laws. The nature and transaction of the Company’s business and operations and the use of its properties and assets do not, and during the term of this

Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.
ARTICLE 4
COVENANTS
ARTICLE 5
DEFAULT
     5.1 Events of Default. The occurrence of any of the following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute and Event of Default of the Company:
          (a) the failure to make when due any payment described in this Agreement or the Note, whether on or after the Maturity Date, by acceleration or otherwise; and
          (b) (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.
     5.2 Effect of Default. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Lender may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Agreement terminated and the outstanding amounts under the Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default. In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness of the Company (other than indebtedness of the Company to which the Lender has agreed in writing to subordinate this Agreement and the Note hereunder).
ARTICLE 6
WARRANT
     7.1 Issuance of Warrant. The Company shall issue to the Lender a Common Stock Purchase Warrant (the “Warrant”) in the form attached hereto as Exhibit D. The Warrant shall be immediately convertible into 125,000 shares of common stock of the Company and the exercise price of the Warrant shall be $0.80 per share.
     7.2 Registration of Shares Underlying Warrant.

          (a) The Company shall prepare and, as soon as practicable, but in no event later than 75 days following the Loan Closing Date of the Loan (the “Filing Deadline”), file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form SB-2 covering the resale of all the shares underlying the Warrant (the “Registrable Securities”). In the event that Form SB-2 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of at least a majority of the Registrable Securities and undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the SEC. The Company shall use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which is 180 days following closing date of the Merger (the “Effectiveness Deadline”).
          (b) All expenses incident to the filing of the registration statement required by Section 7.2, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other professionals retained by the Company will be borne by the Company. In no event shall the Company be obligated to be pay any discounts or commissions with respect to the shares sold by any holder of Registrable Securities. In connection with any registration statement, the Company shall reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.
          (d) In the event of an underwritten registered offering the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, the Company will cause the Company to include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. In the event the number of shares available under a registration statement filed pursuant to Section 7.1 is insufficient to cover 100% of the Registrable Securities required to be covered by such registration statement, the Company shall cause the Company to amend the registration statement, or file a new registration statement (on the short form available therefor, if applicable), or both, so as to cover 100% of the number of such Registrable Securities as soon as practicable but in any event not later than 45 days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment or new registration statement to become effective as soon as practicable following the filing thereof.

ARTICLE 7
MISCELLANEOUS
     7.1 Successors and Assigns. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. This Agreement may be assigned solely by the Lender.
     7.2 Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.
     7.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:
if to the Company, to:
The Fashion House Holdings, Inc.
6310 San Vicente Blvd.
Suite 330
Los Angeles, CA 90048
Attn: John Hanna
Fax: (310) 939-3052
if to the Lender, to:
Diaz Management, Inc.
63-34 Austin Street
Rego Park, NY 11374
Attn: Gualberto Diaz
Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).
     7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
     7.5 Waiver and Amendment. Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Lender.
     7.6 Remedies. No delay or omission by the Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lender and the undersigned or any other person shall be deemed a waiver by the Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lender or the exercise of any other right, remedy, power or privilege by the Lender. The rights and remedies of the Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.
* * * * *

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name on the date first set forth above.

THE FASHION HOUSE HOLDINGS, INC.

By:

John Hanna
Chief Executive Officer

DIAZ MANAGEMENT, INC.

By:

Gualberto Diaz
Vice President

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EXHIBIT A
PROMISSORY NOTE
     See attached.

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EXHIBIT B
COMMON STOCK PURCHASE WARRANT

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